Exhibit 10.3

AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 to Executive Employment Agreement (this “Amendment”), dated July 25, 2022, is by and between F45 Training Holdings Inc., a Delaware corporation (the “Company”), and Chris Payne (“Executive” and, collectively with the Company, the “Parties” and each a “Party”).

RECITALS

WHEREAS, on July 5, 2021, the Parties entered into that certain Executive Employment Agreement (the “Original Agreement”); and

WHEREAS, the Parties mutually wish to amend the Original Agreement as set forth in this Amendment.

NOW THEREFORE, for and in consideration of the mutual consideration and covenants contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound agree as follows:

1. DEFINITIONS. Initially capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Original Agreement.

2. RETENTION BONUS. So long as Executive remains continuously employed by the Company through October 15, 2022 (the “Retention Date”), Executive shall be entitled to receive: (i) on or prior to the next payroll date following the Retention Date, a lump sum cash payment equal to the benefits set forth in Section 4.1(a)(i) and (ii) of the Original Agreement, (ii) the benefits set forth in Section 4.1(a)(iv) of the Original Agreement, effective as of the Retention Date and (iii) following Executive’s termination of employment with the Company, the benefits set forth in Sections 4.1(a)(iii) and (v) of the Original Agreement (collectively, the “Retention Bonus”). In the event that Executive’s employment with the Company is involuntarily terminated for any reason prior to the Retention Date, Executive’s right to the Retention Bonus shall accelerate and be paid in accordance with the existing terms of Section 4.1(a) of the Original Agreement. If Executive receives the Retention Bonus, Executive shall not be eligible to receive any severance compensation or benefits pursuant to Section 4.1 of the Original Agreement regardless of the date or circumstances of Executive’s termination of employment.

3. EFFECT OF AMENDMENT. This Amendment shall form a part of the Original Agreement for all purposes, and each Party shall be bound hereby. Any reference to the Original Agreement shall be deemed a reference to the Original Agreement as amended hereby. In the event of any conflict or inconsistency between the Original Agreement and this Amendment, this Amendment shall prevail and control. This Amendment shall be deemed to be in full force and effect from and after the date hereof. Except as amended hereby, each term and condition of the Original Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the Parties, which may be by and through their appointed counsel, enter into this Amendment. Each person signing this Amendment represents and warrants that he or she has been duly authorized to enter into this Amendment by the company or entity on whose behalf it is indicated that the person is signing.

F45 TRAINING HOLDINGS INC.

By:	/s/ Richard Grellman
Name: Richard Grellman
Title: Director

CHRIS PAYNE

/s/ Chris Payne

SIGNATURE PAGE TO AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT